Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Pansoft Company Limited (the "Company") on Form 10-K for the period ending December 31, 2008, as filed with the Securities and Exchange Commission on date hereof (the "Report"), I, Allen Zhang, Chief Financial Officer for the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 27, 2009	/s/ Allen Zhang
Allen Zhang
Interim Chief Financial Officer (Principal Accounting and Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Pansoft Company Limited and will be retained by Pansoft Company Limited and furnished to the Securities and Exchange Commission or its staff upon request.